UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 17, 2011

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On May 24, 2011, Neoprobe Corporation, a Delaware corporation (the “Company”), announced that it had entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Devicor Medical Products, Inc., a Delaware corporation ("Buyer”), pursuant to which the Company agreed to sell to Buyer all of the assets of the Company primarily used in or held for use in, or necessary for, the operation of the Company's business of developing, commercializing, distributing, marketing, selling and servicing gamma detection devices used in the diagnosis or treatment of cancer in human beings (the "GDS Business"). The closing of the transactions contemplated by the Purchase Agreement (the "Transactions") was subject to the approval of the Company's stockholders at the annual meeting of stockholders held on August 15, 2011 (the "Annual Meeting"), and certain other customary closing conditions. Following the approval of the Transactions at the Annual Meeting, and the satisfaction of the other closing conditions described in the Purchase Agreement, the Company completed the asset sale of the GDS Business to Devicor effective as of August 17, 2011 (the "Closing Date"). In consideration for the Company's sale to Buyer of the GDS Business, Buyer: (i) made a cash payment of $30,000,000 to the Company on the Closing Date; (ii) assumed certain liabilities of the Company associated with the GDS Business as specified in the Purchase Agreement as of the Closing Date; and (iii) agreed to make royalty payments of up to an aggregate maximum amount of $20,000,000 based on the net revenue attributable to the GDS Business over the course of the six fiscal years ended December 31, 2012, 2013, 2014, 2015, 2016 and 2017.

A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 27, 2011, and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01.   Other Events.

On August 17, 2011, the Company issued a press release announcing that it had completed the previously announced sale of the GDS Business to Buyer for $30 million in upfront consideration, plus up to an additional $20 million in royalties based on Buyer’s achievement of certain revenue milestones.

A copy of the complete text of the Company’s August 17, 2011, press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Pro forma consolidated financial information required pursuant to Article 11 of Regulation S-X is attached hereto as Exhibit 99.2 and is incorporated herein by reference. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2011, and June 30, 2011, as filed with the SEC.

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1
Asset Purchase Agreement, dated May 24, 2011, by and between Devicor Medical Products, Inc. and Neoprobe Corporation (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 27, 2011) (portions of this Exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC).

99.1	Neoprobe Corporation press release dated August 17, 2011, entitled “Neoprobe Completes Sale of Gamma Detection Device Business to Devicor Medical Products.”

99.2	Neoprobe Corporation and Subsidiaries Unaudited Pro Forma Consolidated Financial Statements.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements contained or incorporated by reference in this Current Report on Form 8-K, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other SEC filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: August 22, 2011	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer